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                               GUARANTY AGREEMENT

         THIS GUARANTY AGREEMENT (this "GUARANTY") is made as of May 4, 2004 by BUCKEYE PIPE LINE SERVICES COMPANY, a Pennsylvania corporation (the "GUARANTOR"), in favor the holders from time to time of the Notes delivered under the Note Agreement described below (such holders are herein called the "NOTE HOLDERS").

                                    RECITALS

         A. The Buckeye Pipe Line Services Company Employee Stock Ownership Plan Trust (the "ESOP TRUST") has entered into a Note Agreement dated as of May 4, 2004 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "NOTE AGREEMENT") with the Purchasers named therein under which the ESOP Trust has issued and sold to such Purchasers its 3.60% Senior Secured Notes due March 28, 2011, in the aggregate principal amount of $44,133,600 (together with any Notes issued in substitution or exchange therefor pursuant to the Note Agreement, the "NOTES").

         B. The ESOP Trust owns directly all of the outstanding capital stock of the Guarantor.

         C. It is a condition precedent to the effectiveness of the Note Agreement that the Guarantor shall have executed and delivered this Guaranty, and the board of directors of the Guarantor has determined that the Guarantor's execution, delivery and performance of this Guaranty may reasonably be expected to be in the best interests of the Guarantor.

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in order to induce the Purchasers identified in the Note Agreement to purchase the Notes, the Guarantor hereby agrees with the Note Holders as follows:

         1.       DEFINITIONS

         All capitalized terms used herein, unless specifically otherwise defined, shall have the meanings ascribed to them in the Note Agreement. In addition, the following terms shall have the meanings specified with respect thereto below (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ACCOUNTS" shall have the meaning given to such term in the Collateral Assignment of Deposit Accounts.

         "AFFILIATE" shall mean any Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the Guarantor. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

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         "BMC EXPENSE REIMBURSEMENT AGREEMENT" means that certain Expense
Reimbursement Agreement dated as of May 4, 2004 between BMC and the Manager, as from time to time amended, supplemented, restated or otherwise modified in accordance with the terms hereof.

         "COLLATERAL COVERAGE RATIO" means, as of any date of determination, the ratio of (i) the sum of (a) the aggregate Market Value of all LP Units owned by the Guarantor plus (b) the aggregate market value (as determined by the Required Holder(s) based upon the most recent monthly account statement relating to the Accounts delivered to the Note Holders by the Depository Institution or such other account statement as of a more recent date as may be delivered to the Note Holders by the Depository Institution upon request) of all other Subject Investments and cash held in the Services Company Disbursement Account and the Services Company Reserve Account, in each case only to the extent subject to a valid and perfected first priority pledge and security interest in favor of the Collateral Trustee, securing payment of the Notes and payment, performance and observance of the other obligations under the Note Documents, to (ii) the aggregate principal amount of Notes outstanding on such date.

         "DEPOSITORY INSTITUTION" shall have the meaning given to such term in the Collateral Assignment of Deposit Accounts.

         "ERISA AFFILIATE" shall mean any corporation which is a member of the same controlled group of corporations as the Guarantor within the meaning of section 414(b) of the Code, any member of an affiliated service group, as determined under section 414(m) of the Code, of which the Guarantor is a member, or any trade or business which is under common control with the Guarantor within the meaning of section 414(c) of the Code.

         "EVENT OF DEFAULT" shall mean any of the events specified in Section 6.1, provided that there has been satisfied all requirements in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act, and "DEFAULT" shall mean any of such events, whether or not all such requirements have been satisfied.

         "GUARANTOR SECURITY AGREEMENT" shall mean that certain Security Agreement dated as of May 4, 2004 between the Manager and BMS, as grantors, and the Guarantor, as secured party, as from time to time amended, supplemented, restated or otherwise modified in accordance with the terms hereof.

         "INTANGIBLE ASSETS" shall mean, as to any Person or consolidated group of Persons, those assets of such Person or group of Persons which are (i) deferred assets, other than prepaid insurance and prepaid taxes, (ii) goodwill, patents, copyrights, trademarks, franchises and other similar assets which would be classified as intangible assets on a balance sheet of such Person or group of Persons prepared in accordance with GAAP and (iii) unamortized debt discount and expense.

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         "LP UNITS" shall mean limited partnership units of the Master
Partnership.

         "MARKET VALUE" means, with respect to any LP Units owned by the Guarantor on any date of determination, the lesser of (i) the amount per unit equal to the last sale price of the LP Units, regular way, on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, and (ii) the amount per unit equal to the average, over the thirty trading days immediately preceding the date of determination thereof, of the last sale price of the LP Units, regular way, or if no such sale takes place on any of such days, the average of the reported closing bid and asked prices thereof on such day, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading.

         "MATERIAL ADVERSE EFFECT" shall mean a material adverse effect on (i) the business, operations, affairs, condition (financial or otherwise), assets, properties or prospects of the Guarantor, or (ii) the ability of the Guarantor to perform its obligations under this Guaranty and the other Note Documents to which it is a party or (iii) the validity or enforceability of this Guaranty, the Note Agreement, the Notes, any of the other Note Documents or any of the ESOP Documents.

         "MATERIAL DEBT" shall mean, as to any Person, Debt of such Person in an aggregate principal amount exceeding $250,000.

         "MULTIEMPLOYER PLAN" shall mean any Plan which is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor entity.

         "PERMITTED INVESTMENTS" shall mean (i) investments in obligations of the United States of America maturing within one year from the date of acquisition, (ii) certificates of deposit issued by commercial banks organized under the laws of the United States of America or any state thereof, having a combined capital, surplus and undivided profits of not less than $500,000,000 and with a long-term debt rating (assigned either to such banks or to such banks' parent holding companies) of Aa2 (or its then equivalent) according to Moody's Investors Service, Inc. ("MOODY'S"), AA (or its then equivalent) according to Standard & Poor's Ratings Group ("S&P"), or a better rating, (iii) investments in commercial paper, maturing not more than 90 days after the date of issue, issued by a Person (other than an Affiliate) with a rating of "P-1" (or its then equivalent) according to Moody's, "A-1" (or its then equivalent) according to S&P, or a better rating, (iv) investments in securities with a maturity of no more than 12 months from the date of acquisition issued or fully guaranteed by any state or commonwealth of the United States, which securities are rated at least "A-2" (or its then equivalent) by Moody's or "A" (or its equivalent) by S&P, and (v) investments in Repurchase Agreements.

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         "PLAN" shall mean any "employee pension benefit plan" (as such term is defined in section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Guarantor or any ERISA Affiliate of the Guarantor.

         "REIMBURSEMENT SECURITY AGREEMENTS" shall mean (i) that certain Security Agreement dated as of May 4, 2004 between the Manager, as grantor, and Glenmoor, as secured party, as from time to time amended, supplemented, restated or otherwise modified in accordance with the terms hereof, (ii) that certain Security Agreement dated as of May 4, 2004 between the Manager, as grantor, and BMC, as secured party, as from time to time amended, supplemented, restated or otherwise modified in accordance with the terms hereof and (iii) the Guarantor Security Agreement.

         "REPURCHASE AGREEMENT" shall mean, with respect to any Person, (i) any written agreement that provides for (a) the transfer of securities issued or fully guaranteed or insured by the United States government in an aggregate principal amount at least equal to the amount of the Transfer Price (defined below) to such Person from any commercial bank satisfying the requirements set forth in clause (ii) of the definition of " Permitted Investments" set forth above against a transfer of funds (the "TRANSFER PRICE") by such Person to such bank, and (b) a simultaneous agreement by such Person, in connection with such transfer of funds, to transfer to such bank the same or substantially similar securities for a price not less than the Transfer Price plus a reasonable return thereon not later than the next Business Day following such transfer of funds,
(ii) in respect of which such Person shall have the right, whether by contract or pursuant to applicable law, to liquidate such agreement upon the occurrence of any default thereunder, and (iii) in connection with which all action required by applicable law or regulations shall have been taken to perfect a Lien in such securities in favor of such Person.

         "RESTRICTED PAYMENTS" shall mean (i) all dividends or other distributions in respect of any class of the capital stock of the Guarantor,
(ii) all redemptions, purchases or other acquisitions, directly or indirectly, of any shares of any class of the capital stock of the Guarantor, whether now or hereafter outstanding, and (iii) employer contributions by the Guarantor to the ESOP on behalf of eligible employees of the Guarantor, in each case, whether in cash or property or in obligations of the Guarantor.

         "SALE AND LEASEBACK TRANSACTION" shall mean a transaction whereby the Guarantor becomes liable with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which (i) the Guarantor has sold or transferred or is to sell or transfer to any other Person or (ii) the Guarantor intends to use for substantially the same purposes as any other property which has been or is to be sold or transferred by the Guarantor to any other Person in connection with such lease.

         "SERVICES COMPANY DISBURSEMENT ACCOUNT" shall have the meaning given to such term in the Collateral Assignment of Deposit Accounts.

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         "SERVICES COMPANY RESERVE ACCOUNT" shall have the meaning given to such term in the Collateral Assignment of Deposit Accounts.

         "SIGNIFICANT OPERATING COMPANY" shall mean (i) Buckeye Pipe Line Company, L.P., Everglades Pipe Line Company, L.P., Laurel Pipe Line Company, L.P., Buckeye Pipe Line Holdings, L.P., each a Delaware limited partnership, and
(ii) any other direct or indirect Subsidiary of the Master Partnership, whether now in existence or hereafter formed or acquired, that would be a "significant subsidiary", as defined in Article 1, Rule 1-02 (w) of Regulation S-X promulgated under the Securities Act (as such regulation is in effect on the Date of Closing), of the Master Partnership.

         "SUBJECT INVESTMENTS" shall mean the "Investments" defined in Section 9(c) of the Collateral Assignment of Deposit Accounts.

         "TANGIBLE NET WORTH" shall mean, as to any Person or consolidated group of Persons, as of any date, the total shareholders' equity (including capital stock, additional paid in capital and retained earnings after deducting treasury stock) which would appear on a consolidated balance sheet of such Person or group of Persons prepared as of such date in accordance with GAAP, less the aggregate book value of Intangible Assets shown on such balance sheet.

         2.       GUARANTY

         2.1 GUARANTY. The Guarantor hereby irrevocably, absolutely and unconditionally guarantees unto the Note Holders (a) the full and prompt payment of the principal of, Yield-Maintenance Amount, if any, interest (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) and all other amounts due with respect to the Notes from time to time outstanding, as and when such amounts shall become due and payable, whether by lapse of time, upon redemption, prepayment or purchase, by extension or by acceleration or declaration or otherwise (including (to the extent legally enforceable) interest due on overdue payments of principal, Yield-Maintenance Amount, if any, or interest at the rate set forth in the Notes or any other amounts due thereunder) in coin or currency of the United States of America which at the time of payment or demand therefor shall be legal tender for the payment of public and private debts, (b) the full and prompt payment, performance and observance by the ESOP and any other Person (other than the Note Holders or the Collateral Trustee) of all obligations, covenants, conditions and agreements contained in any Note Document (including, without limitation, the payment, performance and observance by the ESOP of its obligations under paragraph 7 of the Note Agreement), and (c) the full and prompt payment, upon demand by any Note Holder or the Collateral Trustee of all costs and expenses (including reasonable attorneys' fees), if any, as shall have been expended or incurred in the protection or enforcement of any right or privilege under the Notes, the Note Agreement or any of the other Note Documents or in the protection or enforcement of any rights, privileges or liabilities under this Guaranty or in any consultation or action

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in connection therewith or herewith (all such obligations, covenants, conditions and agreements described in the foregoing clauses (a), (b) and (c) being hereinafter collectively referred to as the "OBLIGATIONS").

         The Guarantor acknowledges that (i) from and after the Date of Closing, the ESOP will continue to own 100% of the issued and outstanding capital stock of the Guarantor, (ii) the ESOP exists for the benefit of the employees of the Guarantor (together with certain other Persons), and the Guarantor will receive material direct and indirect benefits from the financing arrangements contemplated by the Note Documents and (iii) the agreements set forth in this Guaranty are knowingly made in contemplation of such benefits.

         2.2 GUARANTY OF PAYMENT AND PERFORMANCE. This is a guaranty of payment and performance and not a guaranty of collection, and the Guarantor hereby waives any right to require that any action on or in respect of any Note, the Note Agreement or any other Note Document be brought against the ESOP or any other Person or that resort be had to any direct or indirect security for the Notes or for this Guaranty or any other remedy. Any Note Holder may, at its option, proceed hereunder against the Guarantor in the first instance to collect monies when due, the payment of which is guaranteed hereby, without first proceeding against the ESOP or any other Person and without first resorting to any direct or indirect security for the Notes, or for this Guaranty or any other remedy. The liability of the Guarantor hereunder shall in no way be affected or impaired by any acceptance by any Note Holder of any direct or indirect security for, or other guaranties of, the Obligations or by any failure, delay, neglect or omission by any Note Holder or the Collateral Trustee to realize upon or protect any of the Obligations or any Notes or other instruments evidencing the same or any direct or indirect security therefor or by any approval, consent, waiver, or other action taken or omitted to be taken by any such Note Holder. The Guarantor (a) acknowledges that certain Obligations of the ESOP under the Note Agreement will survive the payment or transfer of any Note and the termination of the Note Agreement, and (b) agrees that the guaranty obligations of the Guarantor hereunder with respect to such surviving Obligations shall also survive the payment or transfer of any Note and the termination of the Note Agreement.

         2.3      GENERAL PROVISIONS RELATING TO THE GUARANTY.

         (a) The Guarantor hereby consents and agrees that any Note Holder or Note Holders may from time to time, with or without any further notice to or assent from the Guarantor and without in any manner affecting the liability of the Guarantor under this Guaranty, and upon such terms and conditions as any such Note Holder or Note Holders may deem advisable:

                  (i) extend in whole or in part (by renewal or otherwise), modify, change, compromise, release or extend the duration of the time for the payment or performance of any of the Obligations, or waive any default with respect thereto, or waive, modify, amend or change any provision of any Note Document; or

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                  (ii)     sell, release, surrender, modify, impair, exchange or
         substitute any and all property, of any nature and from whomsoever received, held by, or for the benefit of, any such Note Holder as direct or indirect security for the payment or performance of any the Obligations; or

                  (iii) settle, adjust or compromise any claim of the ESOP against any other Person secondarily or otherwise liable for any of the Obligations.

The Guarantor hereby ratifies and confirms any such extension, renewal, change, sale, release, waiver, surrender, exchange, modification, amendment, impairment, substitution, settlement, adjustment or compromise and that the same shall be binding upon it, and hereby waives any and all defenses, counterclaims or offsets which it might or could have by reason thereof, it being understood that the Guarantor shall at all times be bound by this Guaranty and remain liable hereunder.

         (b) The Guarantor hereby waives: (i) notice of acceptance of this Guaranty by the Note Holders or of the creation, renewal or accrual of any liability of the ESOP present or future, or of the reliance of such Note Holders upon this Guaranty (it being understood that all Obligations shall conclusively be presumed to have been created, contracted or incurred in reliance upon the execution of this Guaranty); (ii) demand of payment by any Note Holder from the ESOP or any other Person indebted in any manner on or for any of the Obligations hereby guaranteed; and (iii) presentment for the payment by any Note Holder or any other Person of the Notes or any other instrument, protest thereof and notice of its dishonor to any party thereto and to the Guarantor. The obligations of the Guarantor under this Guaranty and the rights of any Note Holder to enforce such obligations by any proceedings, whether by action at law, suit in equity or otherwise, shall not be subject to any reduction, limitation, impairment or termination, whether by reason of any claim of any character whatsoever or otherwise and shall not be subject to any defense, set-off, counterclaim (other than any compulsory counterclaim), recoupment or termination whatsoever.

         (c) The obligations of the Guarantor hereunder shall be binding upon the Guarantor and its successors and assigns, and shall remain in full force and effect irrespective of:

                  (i) the genuineness, validity, regularity or enforceability of the Notes, the Note Agreement, this Guaranty or any of the other Note Documents, or any of the terms of any thereof, the continuance of any obligation on the part of the ESOP, the ESOP Trustee or any other Person on the Notes or under the Note Agreement or any other Note Document, or the power or authority or the lack of power or authority of the ESOP Trust to issue and sell the Notes pursuant to the Note Agreement, to execute and deliver the Note Agreement or any other Note Document, or to perform any of its obligations thereunder or the existence or continuance of the ESOP Trust, the ESOP Trustee or any other Person as a legal entity; or

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                  (ii)     any default, failure or delay, willful or otherwise,
         in the performance by the ESOP Trust, the ESOP Trustee or any other Person of any obligations of any kind or character whatsoever of the ESOP Trust, the ESOP Trustee or any other Person (including, without limitation, the Obligations); or

                  (iii) any creditors' rights, bankruptcy, receivership or other insolvency proceeding of the ESOP or any other Person or in respect of the property of the ESOP, any other Person or any merger, consolidation, reorganization, dissolution, liquidation, the sale of all or substantially all of the assets of or winding up of the ESOP or any other Person; or

                  (iv) impossibility or illegality of performance on the part of the ESOP Trust, the ESOP Trustee or any other Person of its obligations under the Notes, the Note Agreement, this Guaranty or any other Note Document; or

                  (v) in respect of the ESOP, the ESOP Trustee or any other Person, any change of circumstances, whether or not foreseen or foreseeable, whether or not imputable to the ESOP, the ESOP Trustee or any other Person, or other impossibility of performance through fire, explosion, accident, labor disturbance, floods, droughts, embargoes, wars (whether or not declared), civil commotion, acts of God or the public enemy, delays or failure of suppliers or carriers, inability to obtain materials, action of any Federal or state regulatory body or agency, change of law or any other causes affecting performance, or any other force majeure, whether or not beyond the control of the ESOP, the ESOP Trustee or any other Person and whether or not of the kind hereinbefore specified; or

                  (vi) any attachment, claim, demand, charge, lien, order, process, encumbrance or any other happening or event or reason, similar or dissimilar to the foregoing, or any withholding or diminution at the source, by reason of any taxes, assessments, expenses, indebtedness, obligations or liabilities of any character, foreseen or unforeseen, and whether or not valid, incurred by or against any Person, or any claims, demands, charges or liens of any nature, foreseen or unforeseen, incurred by any Person, or against any sums payable under this Guaranty, so that such sums would be rendered inadequate or would be unavailable to make the payments herein provided; or

                  (vii) any order, judgment, decree, ruling or regulation (whether or not valid) of any court of any nation or of any political subdivision thereof or any body, agency, department, official or administrative or regulatory agency of any thereof or any other action, happening, event or reason whatsoever which shall delay, interfere with, hinder or prevent, or in any way adversely affect, the payment or performance by any party of any of the Obligations; or

                  (viii) any failure or lack of diligence in collection or protection, failure in presentment or demand for payment, protest, notice of protest, notice of default and of nonpayment, any failure to give notice to the Guarantor of failure of the ESOP, the ESOP Trustee or any other Person to keep and perform any of the

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         Obligations, or failure to resort for payment to the ESOP or to any other Person or to any other guaranty or to any property, security, Liens or other rights or remedies; or

                  (ix) the acceptance of any additional security or other guaranty, the advance of additional money to the ESOP or any other Person, the renewal or extension of the Notes or amendments, modifications, consents or waivers with respect to the Notes, the Note Agreement or any other Note Document, or the sale, release, substitution or exchange of any security for the Notes; or

                  (x) any defense whatsoever that the ESOP, the ESOP Trustee or any other Person might have to the payment of the Notes (principal, Yield-Maintenance Amount, if any, or interest or any other amounts due thereunder), other than payment in cash thereof, or to the payment, performance or observance of any of the other Obligations, whether through the satisfaction or purported satisfaction by the ESOP, the ESOP Trustee or any other Person of its debts due to any cause such as bankruptcy, insolvency, receivership, merger, consolidation, reorganization, dissolution, liquidation, winding-up or otherwise; or

                  (xi) any act or failure to act with regard to the Notes, the Note Agreement, this Guaranty or any other Note Document, or anything which might vary the risk of the Guarantor; or

                  (xii) any other circumstance (other than payment and performance in full of the Obligations) which might otherwise constitute a defense available to, or a discharge of, the Guarantor in respect of its obligations under this Guaranty;

provided, that the specific enumeration of the above-mentioned acts, failures or omissions shall not be deemed to exclude any other acts, failures or omissions, though not specifically mentioned above, it being the purpose and intent of this Guaranty that the obligations of the Guarantor shall be absolute and unconditional and shall not be discharged, impaired or varied except by the full and prompt payment and performance of all of the Obligations. Without limiting the foregoing, it is understood that repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the ESOP or any other Person shall default under the terms of the Notes, the Note Agreement or any other Note Document and that notwithstanding recovery hereunder for or in respect of any given default or defaults by the ESOP or any other Person under the Notes, the Note Agreement or any other Note Document, this Guaranty shall remain in full force and effect and shall apply to each and every subsequent default.

         (d) All rights of any Note Holder may be transferred or assigned at any time and shall be considered to be transferred or assigned at any time or from time to time upon the transfer of such Note whether with or without the consent of or notice to the Guarantor under this Guaranty or to the ESOP Trustee.

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         (e)      The Guarantor hereby subordinates to the rights of the Note
Holders under the Notes, the Note Agreement and the other Note Documents and agrees to defer any assertion, until such time as the Obligations have been indefeasibly paid and performed in full, of any claim or other rights that it may now or hereafter acquire against the ESOP or any other Person that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Note Holder or Note Holders against the ESOP or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the ESOP or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the payment and performance in full of all the Obligations, such amount shall be held in trust for the benefit of the Note Holders and shall forthwith be paid to the Note Holders to be credited and applied to the Obligations, whether matured or unmatured.

         (f) The Guarantor agrees that to the extent the ESOP or any other Person makes any payment on any Note or in respect of any of the other Obligations, which payment or any part thereof is subsequently invalidated, voided, declared to be fraudulent or preferential, set aside, recovered, rescinded or is required to be retained by or repaid to a trustee, receiver, or any other Person under any bankruptcy code, common law, or equitable cause, then and to the extent of such payment, the obligation or the part thereof intended to be satisfied shall be revived and continued in full force and effect with respect to the Guarantor's obligations hereunder, as if said payment had not been made. The liability of the Guarantor hereunder shall not be reduced or discharged, in whole or in part, by any payment to any Note Holder from any source that is thereafter paid, returned or refunded in whole or in part by reason of the assertion of a claim of any kind relating thereto, including, but not limited to, any claim for breach of contract, breach of warranty, preference, illegality, invalidity, or fraud asserted by any account debtor or by any other Person.

         (g) Neither the Note Holders nor the Collateral Trustee shall be under any obligation (i) to marshall any assets in favor of the Guarantor or in payment of any or all of the Obligations or (ii) to pursue any other remedy that the Guarantor may or may not be able to pursue itself and that may lighten the Guarantor's burden, any right to which the Guarantor hereby expressly waives.

         3.       REPRESENTATIONS AND WARRANTIES

         The Guarantor represents and warrants as follows:

         3.1 ORGANIZATION. The Guarantor is a corporation duly organized and validly existing in good standing under the laws of the Commonwealth of Pennsylvania. The execution, delivery and performance by the Guarantor of this Guaranty, the other Initial

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Note Documents to which it is a party and the ESOP Documents to which it is a party are within the Guarantor's corporate powers and have been duly authorized by all necessary corporate action.

         3.2 CAPITALIZATION AND SHARE OWNERSHIP. The Guarantor's authorized capital stock consists of 2,573,146 shares of common stock, par value $0.01 per share, of which 2,412,533 shares are outstanding as of the date of this Guaranty, which shares are owned by the ESOP. Each outstanding share of capital stock of the Guarantor has been duly authorized and validly issued, is fully paid and nonassessable, was not issued in violation of the terms of any contract or agreement binding upon the Guarantor, and was issued in compliance with all applicable charter documents of the Guarantor. No other equity securities of the Guarantor are issued or outstanding. There are, and have been, no preemptive rights with respect to the issuance of the capital stock of the Guarantor. Except for the ESOP Plan, there are no existing contracts, agreements, subscriptions, options, warrants, calls, commitments or rights of any character to purchase or otherwise acquire from the Guarantor at any time any capital stock or other securities of the Guarantor, whether or not presently issued or outstanding, at any time, or upon the happening of any stated event. There are no outstanding securities of the Guarantor that are convertible into or exchangeable for capital shares or other securities of the Guarantor.

         3.3 SUBSIDIARIES; OWNERSHIP INTERESTS. Except for its ownership of LP Units (of which the Guarantor owns 2,412,533 as of the date of this Guaranty), the Guarantor has and will have no subsidiaries or stock or ownership interest (whether controlling or not) in any Person. The Guarantor owns of record and beneficially all such LP Units free and clear of any Liens other than Liens arising under the Security Documents.

         3.4 ACTIONS PENDING. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Guarantor, threatened against the Guarantor, the Master Partnership, any of the Operating Companies or any of the properties or rights of any such Persons by or before any court, arbitrator or administrative or governmental body which could reasonably be expected to have a Material Adverse Effect. There is no action, suit, investigation or proceeding pending or, to the knowledge of the Guarantor, threatened against the Guarantor which purports to affect the validity or enforceability of, or seeks to enjoin or otherwise affect the consummation of any transaction contemplated by, the Note Agreement, any Note, any other Note Document or any ESOP Document.

         3.5 OUTSTANDING DEBT. Upon the issuance of the Notes and application of the proceeds thereof as provided in the Note Agreement, the Guarantor will have no outstanding Debt other than its guaranty obligations under this Guaranty.

         3.6 TITLE TO PROPERTIES. The Guarantor has good title to all of its properties and assets, subject to no Lien of any kind except Liens permitted by Section 5.1 of this Guaranty.

         3.7 TAXES. Each of the Guarantor, the Master Partnership and the Operating Companies has filed all Federal, state and other income tax returns which, to the knowledge of the officers of the Guarantor, are required to be filed, and has paid or caused to be paid all Taxes as shown on such returns and on all assessments received by it to the extent that such Taxes have become due, except such Taxes as are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

         3.8 CONFLICTING AGREEMENTS AND OTHER MATTERS. Neither the Guarantor, the Master Partnership nor any of the Operating Companies is a party to any contract or agreement or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the execution nor the delivery of this Guaranty, the Note Agreement, the Notes, the other Note Documents, nor fulfillment of nor compliance with the terms and provisions of this Guaranty, the Note Agreement, the Notes, the other Initial Note Documents or the ESOP Documents will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Guarantor, the Master Partnership or any of the Operating Companies pursuant to, the charter or bylaws of the Guarantor, any partnership agreement or limited liability company operating agreement governing the Master Partnership or any Operating Company, any award of any arbitrator or any agreement (including any partnership agreement and any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation to which any of the Guarantor, the Master Partnership, or any Operating Company is subject. The Guarantor is not a party to, or otherwise subject to any provision contained in, any instrument, contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the providing of, Guarantees. Neither the Guarantor, the Master Partnership nor any Operating Company is in default in the payment, performance or observance of any contract, agreement or other instrument to which it is a party or by which it or its properties or assets may be bound, which individually or together with all other such defaults could reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Guarantor to perform or observe the provisions of the Note Documents or the ESOP Documents.

         3.9 ERISA. No accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan. No liability to the PBGC or any Plan has been or is expected by the Guarantor or any ERISA Affiliate of the Guarantor to be incurred with respect to any Plan by the Guarantor or any ERISA Affiliate of the Guarantor which has or could reasonably be expected to have a Material Adverse Effect. Neither the Guarantor nor any of its ERISA Affiliates have incurred or presently expect to incur any withdrawal liability under Title IV of ERISA with respect to any Multiemployer Plan which has or could reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Guaranty, the Note Agreement and the other Note Documents and the issuance and sale of the Notes and the other transactions contemplated hereby and thereby will be exempt from, or will not involve any transaction which is subject to, the prohibitions of section 406 of ERISA and will not involve any transaction in connection with which a penalty could be imposed under section 502(i) of ERISA or a tax could be imposed pursuant to section 4975 of the Code.

         3.10 GOVERNMENTAL CONSENT. Neither the nature of the Guarantor, nor any of its businesses or properties, nor any relationship between the Guarantor and any other Person, nor any circumstance in connection with the issuance and sale of the Notes is such as to require any authorization, consent, approval, exemption or other action by or notice to or filing with (other than those already obtained, performed or made prior to the date hereof) any court or administrative or governmental or regulatory body in connection with the execution and delivery of this Guaranty and the other Initial Note Documents and the issuance and sale of the Notes or fulfillment of or compliance with the terms and provisions hereof or thereof, other than (a) filings to perfect the Liens created under the Security Documents, (b) routine filings after the Date of Closing with the Securities and Exchange Commission and/or state Blue Sky authorities and (c) filings with the Securities and Exchange Commission to maintain the registration of the LP Units.

         3.11 DISCLOSURE. Neither this Guaranty, the other Initial Note Documents nor any other document, certificate or statement furnished to the Purchasers by or on behalf of the Guarantor in connection herewith or therewith contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact peculiar to the Guarantor, the Master Partnership or any of the Operating Companies which has or in the future may (so far as the Guarantor can now foresee) have a Material Adverse Effect and which has not been set forth in this Guaranty or the other Initial Note Documents.

         3.12 ESOP. The ESOP Plan is an employee stock ownership plan within the meaning of section 4975(e)(7) of the Code and is qualified under section 401(a) of the Code. The ESOP Trust has been duly constituted in accordance with a valid and binding trust instrument, is validly existing, is qualified under section 401(a) of the Code and is tax-exempt under section 501(a) of the Code. A determination letter to the effect that the ESOP Plan meets the requirements for qualification under sections 401(a) and 4975(e)(7) of the Code and that the ESOP Trust meets the requirements for tax exemption under section 501(a) of the Code has been received from the IRS. Prior to the date hereof, the Guarantor and the ESOP have done or caused to be done all things necessary in order that in both form and operation the ESOP Plan meets the requirements for qualification under sections 401(a) and 4975(e)(7) of the Code and that the ESOP Trust meets the requirements for tax exemption under section 501(a) of the Code. The ESOP has the requisite power and authority to own its properties and assets. The execution, delivery and performance of the Note Agreement, the other Note Documents, the ESOP Documents and issuance and sale of the Notes by the parties thereto will not constitute a violation of, or give rise to any liability under, Title I of ERISA or section 4975 of the Code, due to the exemption applicable under section 4975(d)(3) of the Code.

         3.13 INVESTMENT COMPANY ACT. The Guarantor is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         3.14 PUBLIC UTILITY HOLDING COMPANY ACT. The Guarantor is not a "holding company," a "subsidiary company" of a "holding company," an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

         3.15 SOLVENCY. The Guarantor is Solvent, both before and after giving effect to this Guaranty, the Note Agreement, the other Note Documents, the ESOP Documents and the transactions contemplated hereby and thereby.

         3.16 ENVIRONMENTAL COMPLIANCE. Each of the Guarantor, the Master Partnership and the Operating Companies and all of their respective properties and facilities have complied at all times and in all respects with all Federal, state and local statutes, laws, ordinances and judicial or administrative orders, judgments, rulings and regulations relating to protection of the environment except, in any such case, where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

         3.17 NO DEFAULT; ETC. There exists on the date hereof no default under any Material Debt of the Guarantor, the Master Partnership, or any of the Operating Companies, and each of the Guarantor, the Master Partnership and the Operating Companies is in compliance with all of its covenants and undertakings set forth in the documents and instruments governing or evidencing such Material Debt. Since December 31, 2003, there has been no material adverse change in the business or condition, financial or otherwise, of the Guarantor, the Master Partnership, or any of the Operating Companies or any condition, event or act which could materially adversely affect the ability of any such Person to perform its obligations in respect of any Material Debt or any documents and instruments governing or evidencing such Material Debt.

         3.18     FOREIGN ASSETS CONTROL REGULATIONS, ETC.

         (a) The execution, delivery and performance of this Guaranty will not violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

         (b) The Guarantor is not and will not (i) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engage in any dealings or transactions, or otherwise be associated, with any such Person. The Guarantor is in compliance with the USA Patriot Act.

         3.19 ESOP ANALYSIS. The written analysis captioned "Buckeye Pipe Line Services Company Estimate of Annual Financial Implications Based on a $63 Million 15-Year Loan" furnished to the Purchasers on April 19, 2004 has not been amended, supplemented or otherwise modified since its original date of preparation, and there has been no change in the business of the Guarantor, the GP Entities, the Master Partnership or the Operating Companies that materially adversely affects the information and conclusions set forth in such written analysis.

         4.       AFFIRMATIVE COVENANTS

         So long as any Note shall remain unpaid, the Guarantor covenants that:

         4.1 FINANCIAL STATEMENTS AND OTHER ITEMS TO BE DELIVERED. The Guarantor will deliver to each Significant Holder in duplicate (except for the financial statements specified in clause (b) below, which shall be delivered to each Significant Holder in triplicate):

                  (a) as soon as practicable and in any event within 45 days after the end of each quarterly period (other than the last quarterly period) in each fiscal year, statements of income, stockholders' equity and cash flows of the Guarantor for the period from the beginning of the current fiscal year to the end of such quarterly period, and a balance sheet of the Guarantor as at the end of such quarterly period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year, all in reasonable detail and satisfactory in form to the Required Holder(s) and certified by an authorized financial officer of the Guarantor, subject to changes resulting from year-end adjustments;

                  (b) as soon as practicable and in any event within 90 days after the end of each fiscal year, statements of income, stockholders' equity and cash flows of the Guarantor for such year, and a balance sheet of the Guarantor as at the end of such year, setting forth in each case in comparative form corresponding figures from the preceding annual audit, all in reasonable detail and satisfactory in form to the Required Holder(s) and reported on by independent public accountants of recognized national standing selected by the Guarantor, whose report shall be without limitation as to the scope of the audit and satisfactory in substance to the Required Holder(s);

                  (c) promptly upon receipt thereof, a copy of each other report submitted to the Guarantor by independent accountants in connection with any annual, interim or special audit made by them of the books of any of such Persons; and

                  (d) as soon as practicable and in any event within ten days after any Responsible Officer of the Guarantor obtains knowledge
         (i) of any condition or event which, in the opinion of management of the Guarantor, could reasonably be expected to have a Material Adverse Effect, other than conditions or events that are not particular to the Guarantor, such as conditions or events generally affecting the economy or the industries in which the Guarantor is engaged (provided, that such conditions or events do not affect the Guarantor to a materially greater extent than others in the industries in which the Guarantor is engaged); (ii) that any Person has given any notice to the Guarantor or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 6.1; (iii) of the institution of any litigation involving claims against the Guarantor equal to or greater than $250,000 with respect to any single cause of action or of any adverse determination in any court proceeding in any litigation involving a potential liability to the Guarantor equal to or greater than $250,000 with respect to any single cause of action which makes the likelihood of an adverse determination in such litigation against the Guarantor substantially more probable; or (iv) of any regulatory proceeding in which the Guarantor is a party or otherwise subject which could reasonably be expected to have a Material Adverse Effect, an Officer's Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by the Guarantor and the nature of any such claimed default, event or condition, or specifying the details of such proceeding, litigation or dispute and what action the Guarantor has taken, is taking or proposes to take with respect thereto;

                  (e) promptly after the filing or receiving thereof, copies of all material reports and notices which the Guarantor files under ERISA with the IRS or the PBGC or the U.S. Department of Labor or which the Guarantor receives from any of the foregoing entities;

                  (f) promptly, and in any event within ten days after a Responsible Officer of the Guarantor becomes aware of any of the following, an Officer's Certificate setting forth the nature thereof and the action, if any, that the Guarantor or an ERISA Affiliate proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043 of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Guarantor or an ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that could result in the incurrence of any liability by the Guarantor or an ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Guarantor or an ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

                  (g) promptly upon their becoming available, copies of all other material reports furnished by the ESOP or the ESOP Trustee to the Guarantor in connection with the ESOP;

                  (h) promptly upon renewal each year of each policy of insurance required to be maintained pursuant to Section 4.12, a certificate of insurance for such policy of insurance and, unless evidenced by the terms of such certificate, separate evidence of payment of all premiums therefor;

                  (i) promptly upon receipt thereof, copies of all financial statements, reports and other information provided to the Guarantor by any of the GP Entities pursuant to the Intercreditor Agreement or the Reimbursement Security Agreements; and

                  (j) with reasonable promptness, such other information respecting the condition or operations, financial or otherwise, of the Guarantor as any Significant Holder may reasonably request.

Together with each delivery of financial statements required by clauses (a) and
(b) above, the Guarantor will deliver to each Significant Holder an Officer's Certificate stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, specifying the nature and period of existence thereof and what action the Guarantor proposes to take with respect thereto. Together with each delivery of annual financial statements required by clause (b) above, the Guarantor will deliver to each Significant Holder a certificate of such accountants stating that, in making the audit necessary for their report on such financial statements, they have obtained no knowledge of any Event of Default or Default, or, if they have obtained knowledge of any Event of Default or Default, specifying the nature and period of existence thereof. Such accountants, however, shall not be liable to anyone by reason of their failure to obtain knowledge of any Event of Default or Default which would not be disclosed in the course of an audit conducted in accordance with generally accepted auditing standards.

         The Guarantor also covenants that immediately after any Responsible Officer of the Guarantor obtains knowledge of an Event of Default or Default, it will deliver to each Significant Holder an Officer's Certificate specifying the nature and period of existence thereof and what action the Guarantor proposes to take with respect thereto.

         4.2 INSPECTION OF RECORDS. The Guarantor will permit any agent of or advisor to any Significant Holder in writing, at such Significant Holder's expense (or, after the occurrence and during the continuance of an Event of Default, at the Guarantor's expense), to examine the corporate books and financial records of the Guarantor and make copies thereof or extracts therefrom and to discuss the affairs, finances and accounts of the corporation with the principal officers of the Guarantor and their independent public accountants, all upon reasonable advance notice and at such reasonable times and as often as such Significant Holder may reasonably request.

         4.3 COMPLIANCE WITH LAW. The Guarantor will comply with all laws, ordinances or governmental rules or regulations to which the Guarantor is subject, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that noncompliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

         4.4 PAYMENT OF TAXES AND CLAIMS. The Guarantor will file all tax returns required to be filed in any jurisdiction and to pay and discharge (or cause to be paid and discharged) all Taxes shown to be due and payable on such returns and all other Taxes imposed on the Guarantor or any of its properties, assets, income or franchises, to the extent such Taxes have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Guarantor, provided that the Guarantor need not pay any such Taxes or claims if (a) the amount, applicability or validity thereof is contested by the Guarantor on a timely basis in good faith and in appropriate proceedings, and the Guarantor has established adequate reserves therefor in accordance with GAAP on its books or (b) the nonpayment of all such Taxes and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         4.5 CORPORATE EXISTENCE, ETC. The Guarantor will preserve and keep in full force and effect its corporate existence and all its rights and franchises, except in the case of such rights and franchises where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Unless severely adverse business conditions develop, the Guarantor will do all things necessary to ensure that the size of its work force does not materially decrease in a manner that would inhibit the allocation of shares of the common stock of the Guarantor to the ESOP's participants under the ESOP Plan.

         4.6 ESOP EXISTENCE. The Guarantor will do all things necessary to maintain and keep in full force and effect the ESOP.

         4.7 ACCOUNTS SUBJECT TO COLLATERAL ASSIGNMENT OF DEPOSIT ACCOUNTS. The Guarantor shall establish and maintain at all times the "Services Company Disbursement Account", the "Services Company Operating Account", the "Services Company Payroll Account" and the "Services Company Reserve Account" described in the Collateral Assignment of Deposit Accounts, each of which (other than the "Services Company Payroll Account") shall be under the sole dominion and control of the Collateral Trustee and each of which shall be a cash collateral account in which the Collateral Trustee has at all times a first priority perfected security interest under the Collateral Assignment of Deposit Accounts. Deposits into and withdrawals from each such account shall be made in strict accordance with the terms and conditions of the Collateral Assignment of Deposit Accounts.

         4.8 COVENANT TO SECURE NOTES EQUALLY. The Guarantor will, if it shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of
Section 5.1 (unless prior written consent to the creation or assumption thereof shall have been obtained pursuant to Section 7.3), make or cause to be made effective provision whereby the Notes will be secured by such Lien equally and ratably with any and all other Debt thereby secured so long as any such other Debt shall be thereby secured.

         4.9 EMPLOYER CONTRIBUTIONS TO THE ESOP. The Guarantor will make or cause to be made employer contributions to the ESOP on behalf of eligible employees of the Guarantor at such times and in such amounts as are required to assure that such contributions, together with, as applicable, (a) dividends paid to the ESOP by the Guarantor in respect of any common stock of the Guarantor pledged by the ESOP to secure the Notes and (b) employer contributions made by the Guarantor to the ESOP on behalf of eligible employees of the Guarantor will be sufficient for the full and timely payment of (i) the principal of and interest and Yield-Maintenance Amount, if any, on the Notes and (ii) all reasonable administrative charges and expenses of the ESOP.

         4.10 PAYMENTS UNDER COLLATERAL ASSIGNMENT OF DEPOSIT ACCOUNTS. The Guarantor will make each of the payments required to be made by it under the Collateral Assignment of Deposit Accounts either (a) on the date such payment is due or (b) on the Business Day immediately preceding the date such payment is due.

         4.11 SERVICES AGREEMENT. The Guarantor shall perform or comply in all material respects with all obligations required to be performed or complied with by it under the Services Agreement.

         4.12 INSURANCE. The Guarantor will maintain, with financially sound and reputable insurers, insurance with respect to its properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, coinsurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated. The Collateral Trustee shall be named as an additional insured and as loss payee on each insurance policy obtained or maintained by the Guarantor with respect to its properties and businesses.

         4.13 COLLATERAL COVERAGE RATIO. If at any time the Collateral Coverage Ratio is less than 1.25 to 1.00, the Guarantor shall within one Business Day thereafter transfer funds to the Services Company Reserve Account in an amount sufficient to cause the Collateral Coverage Ratio to be equal to or greater than 1.25 to 1.00 after giving effect to such transfer.

         5.       NEGATIVE COVENANTS

         So long as any Note shall remain unpaid, the Guarantor covenants that:

         5.1 LIMITATION ON LIENS. The Guarantor will not create, assume or suffer to exist any Lien upon any of its properties or assets, whether now owned or hereafter acquired; provided, however, that the foregoing restriction and limitation shall not apply to the following Liens:

                  (a) Liens securing the Notes and the payment, performance and observance of the other obligations under the Note Agreement, this Guaranty and the other Note Documents; and

                  (b) Liens for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings.

         5.2 LIMITATION ON DEBT. The Guarantor will not incur, create, assume, guarantee or in any other manner become liable with respect to, or become responsible for the payment of, any Debt; provided, however, that the foregoing restriction and limitation shall not apply to the following:

                  (a) Debt consisting of the guaranty obligations of the Guarantor under this Guaranty; and

                  (b) Debt consisting of unsecured subordinated promissory notes, each with a term of less than five years, issued by the Guarantor to the ESOP in the event the Guarantor, because a Default or Event of Default has occurred and is continuing, is prohibited from making Restricted Payments in the form described in Section 5.3(c); provided, that (i) the aggregate principal amount of Debt evidenced by such promissory notes shall at no time exceed $3,500,000 and (ii) the terms and conditions of such notes shall in all respects be reasonably satisfactory to the Required Holder(s).

         5.3 LIMITATION ON RESTRICTED PAYMENTS. The Guarantor will not, directly or indirectly, make any Restricted Payments; provided, however, that the foregoing restriction and limitation shall not apply to the following:

                  (a) Restricted Payments in the form of cash dividends and other distributions made by the Guarantor to the ESOP in respect of the capital stock of the Guarantor; provided, that any such cash dividends and other distributions in respect of the Services Company Stock (as such term is defined in the Collateral Trust Agreement) shall be used by the ESOP solely to immediately thereafter make payments of (i) principal, interest and Yield-Maintenance Amount, if any, due to the Note Holders and (ii) the reasonable administrative charges and expenses of the ESOP;

                  (b) Restricted Payments in the form of employer contributions to the ESOP on behalf of eligible employees of the Guarantor; provided, that such Restricted Payments shall be used by the ESOP solely to immediately thereafter make payments of (i) principal, interest and Yield-Maintenance Amount, if any due to the Note Holders and (ii) the reasonable administrative charges and expenses of the ESOP;

                  (c) Restricted Payments in the form of mandatory redemptions or repurchases by the Guarantor of the Guarantor's common stock, as and to the extent required by the ESOP Documents, upon the earliest of the death, disability, retirement, or resignation or termination of employment of participants in the ESOP or, in the case of redemptions or repurchases on or after March 22, 2006, to satisfy the diversification requirements of ERISA.

         5.4 LIMITATION ON INVESTMENTS. The Guarantor will not (x) loan, advance or otherwise extend credit to, or contribute capital to, any Person, including, without limitation, loan, advance or otherwise extend credit to any officer, director or employee of the Guarantor or purchase any Debt or accounts receivable from any Person or (y) purchase or commit to purchase any stocks, bonds, notes, debentures or other securities of, evidences of contractual obligations of, or partnership or joint venture or any other interests in, or all or substantially all of the assets or any assets constituting a business unit of, or make any other investment in any Person (all of the foregoing items in clauses (x) and (y) being collectively referred to as "INVESTMENTS"); provided, however, that the foregoing restriction and limitation shall not apply to the following:

                  (a)      Permitted Investments; and

                  (b) the Guarantor's ownership of the LP Units presently owned by it from and after the Date of Closing.

         5.5 CONSOLIDATION, MERGER, SALE OR CONVEYANCE. The Guarantor will not, directly or indirectly, merge or consolidate with any other Person or sell, convey or otherwise dispose of all or substantially all of its assets to any Person.

         5.6 PROHIBITION AGAINST ESOP MERGER. The Guarantor will not, directly or indirectly, permit the ESOP to be merged with or into or consolidated with any Plan or any Person.

         5.7 LIMITATION ON SALE OR LEASE OF ASSETS. The Guarantor will not, directly or indirectly, sell, lease, transfer or otherwise dispose of any of its assets, except (a) sales of LP Units for fair market value in order to fund redemptions or repurchases of common stock of the Guarantor, as and to the extent required by the ESOP Documents, upon the earliest of the death, disability, retirement or resignation or termination of employment of ESOP participants or, in the case of redemptions or repurchases on or after March 22, 2006, to satisfy the diversification requirements of ERISA, provided, in either case, that no Default or Event of Default shall have occurred and be continuing at the time any such sale is made or proposed to be made, both before and after giving effect to such sale; and (b) as otherwise specifically contemplated by the Note Documents and the ESOP Documents.

         5.8 PROHIBITION AGAINST SALE AND LEASEBACK TRANSACTIONS. The Guarantor will not, directly or indirectly, enter into any Sale and Leaseback Transaction.

         5.9 LIMITATION ON TRANSACTIONS WITH AFFILIATES. Except as specifically contemplated by the Note Documents, the ESOP Documents, the Exchange Agreement, the Services Agreement, the Reimbursement Security Agreements and the Intercreditor Agreement, the Guarantor will not, directly or indirectly, enter into or suffer to exist any transaction (including, without limitation, the lease, purchase, sale or exchange of property or the rendering of service) with any of its Affiliates or the ESOP Trustee or with any of the GP Entities unless the terms of such transaction are no less favorable to the Guarantor than could be obtained in a comparable arm's length transaction with a Person that is not an Affiliate of the Guarantor.

         5.10 LIMITATION ON ISSUANCES OF CAPITAL STOCK. The Guarantor will not issue any capital stock other than the common stock of the Guarantor issued and outstanding as of the Date of Closing and common stock issued as a result of a stock split, stock dividend or similar transaction.

         5.11 LIMITATION ON MODIFICATION OR TERMINATION OF CERTAIN DOCUMENTS. Without the express prior written consent of the Required Holder(s), the Guarantor will not amend, modify, change or terminate, or consent or agree to any amendment, modification, change to or termination of, any of the terms of any of the ESOP Documents, the Services Agreement, the Reimbursement Security Agreements or the Intercreditor Agreement. Without the express prior written consent of the Required Holder(s), the Guarantor will not amend, modify or change in a manner which is adverse to the interests of the holders of the Notes or in any other material respect, or consent or agree to any material amendment, modification or change, or any amendment, modification or change which is adverse to the interests of the holders of the Notes, to any of the terms of the articles of incorporation, bylaws or other corporate organizational or governance documents of the Guarantor. Promptly after the execution and delivery of any amendment, modification or change to any document described above, the Guarantor will provide a copy thereof to each Significant Holder.

         5.12 CHANGE OF BUSINESS. The Guarantor will not change in any material respect the nature of its business or operations from that contemplated by and permitted under the Note Documents and ESOP Documents.

         5.13 LIMITATION ON CERTAIN RESTRICTIVE AGREEMENTS. The Guarantor will not enter into or suffer to exist any contractual obligation, other than this Guaranty and the other Note Documents, which in any way restricts the ability of the Guarantor to (a) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues or (b) make any dividends, distributions or other payments required under this Guaranty or any other Note Document.

         6.       EVENTS OF DEFAULT; REMEDIES

         6.1 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" under this Guaranty:

                  (a) the Guarantor fails to pay to the Note Holders as and when due any and all amounts payable by the Guarantor to the Note Holders under this Guaranty or any other Note Document to which the Guarantor is a party;

                  (b) any representation or warranty made by the Guarantor herein or by the Guarantor or any of its officers in any writing furnished in connection with or pursuant to this Guaranty, the Note Agreement, the other Note Documents or the ESOP Documents shall be false in any material respect on the date as of which made;

                  (c) the Guarantor fails to perform or observe any term, covenant or agreement contained in Section 4.2, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.13 or 5;

                  (d) the Guarantor fails to perform or observe any other agreement, covenant, term or condition contained herein or in any of the other Note Documents to which it is a party and such failure shall not be remedied within 30 days after any Responsible Officer obtains actual knowledge thereof;

                  (e) an "Event of Default," as such term is defined in the Note Agreement, shall occur and be continuing under the Note Agreement;

                  (f) the Guarantor, any of the GP Entities, the Master Partnership or any Significant Operating Company makes an assignment for the benefit of creditors or is generally not paying its debts as such debts become due;

                  (g) any decree or order for relief in respect of the Guarantor, any of the GP Entities, the Master Partnership or any Significant Operating Company is entered under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law, whether now or hereafter in effect (the "BANKRUPTCY LAW"), of any jurisdiction;

                  (h) the Guarantor, any of the GP Entities, the Master Partnership or any Significant Operating Company petitions or applies to any tribunal for, or consents to, the appointment of, or taking possession by, a trustee, receiver, custodian, liquidator or similar official of the Guarantor, any of the GP Entities, the Master Partnership or any Significant Operating Company or of any substantial part of the assets of the Guarantor, any of the GP Entities, the Master Partnership or any Significant Operating Company, or commences a voluntary case under the Bankruptcy Law of the United States or any proceedings relating to the Guarantor, any of the GP Entities, the Master Partnership or any Significant Operating Company under the Bankruptcy Law of any other jurisdiction;

                  (i) any such petition or application is filed, or any such proceedings are commenced, against the Guarantor, any of the GP Entities, the Master Partnership or any Significant Operating Company and such Person by any act indicates its approval thereof, consent thereto or acquiescence therein, or an order, judgment or decree is entered appointing any such trustee, receiver, custodian, liquidator or similar official, or approving the petition in any such proceedings, and such order, judgment or decree remains unstayed and in effect for more than 30 days;

                  (j) any order, judgment or decree is entered in any proceedings against the Guarantor, the Manager, the Master Partnership or any Significant Operating Company decreeing the dissolution of such Person and such order, judgment or decree remains unstayed and in effect for more than 60 days;

                  (k) any judgment or order, or series of judgments or orders, in an amount in excess of $250,000 is rendered against the Guarantor, or any judgment or order, or series of judgments or orders, is rendered against the Guarantor, the Master Partnership or any Operating Company which could reasonably be expected to have a Material Adverse Effect, and either
         (i) enforcement proceedings have been commenced by any creditor upon such judgment or order or (ii) within 60 days after entry thereof, such judgment is not discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment is not discharged;

                  (l) (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Guarantor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $250,000, (iv) the Guarantor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Guarantor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Guarantor or any ERISA Affiliate establishes or amends any employee welfare benefit plan that provides postemployment welfare benefits in a manner that would increase the liability of the Guarantor thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect (as used in this clause (l), the terms "EMPLOYEE BENEFIT PLAN" and "EMPLOYEE WELFARE BENEFIT PLAN" shall have the respective meanings assigned to such terms in section 3 of ERISA);

                  (m) the Master Partnership shall fail to maintain the effectiveness of the registration statement filed with the Securities and Exchange Commission with respect to the LP Units owned by the Guarantor for as long as such LP Units are not freely tradeable (without volume or other limitations) in the absence of such registration statement;

                  (n) (i) any Person that is or becomes a party to the Services Agreement shall fail to make any payment required thereunder as and when due or shall otherwise fail to perform or comply in all material respects with all obligations required to be performed or complied with by it thereunder, (ii) any Person that is or becomes a party to the Guarantor Security Agreement, the Intercreditor Agreement or the Exchange Agreement shall fail to make any payment to, or for the benefit of, the Guarantor required thereunder as and when due or (iii) any Person that is or becomes a party to the Intercreditor Agreement shall fail to comply with the provisions of Section 3(b) thereof;

                  (o) the Master Partnership and/or any of the Operating Companies shall fail to pay to the Manager as and when due any and all amounts requested by the Manager (whether pursuant to the Exchange Agreement or any partnership agreement, limited liability company operating agreement, management agreement or any other agreement providing for reimbursement of expenses of, or compensation to, the Manager in respect of its duties as general partner of the Master Partnership and of the Operating Companies of which it is the general partner) to enable the Manager to pay amounts owed by the Manager to the Guarantor under the Services Agreement, the Guarantor Security Agreement and the Intercreditor Agreement as and when due to the extent that any such amounts are intended to be used by either the Guarantor or the ESOP Trust, including, without limitation, in respect of the Notes and the other Note Documents;

                  (p) without the express prior written consent of the Required Holder(s), any Person shall amend, modify, change or terminate in a manner which is adverse to the interests of the holders of the Notes, or consent or agree to any amendment, modification, change to or termination in a manner which is adverse to the interests of the holders of the Notes of, any of the terms of (i) any of the ESOP Documents, (ii) the Exchange Agreement, (iii) the Glenmoor Management Agreement, (iv) the BMC Expense Reimbursement Agreement, (v) any management agreement between the Manager and the Master Partnership or any of the Operating Companies or (vi) any other agreement providing for compensation to the Manager in respect of its duties as general partner of the Master Partnership and of the Operating Companies of which it is the general partner;

                  (q) without the express prior written consent of the Required Holder(s), any Person shall amend, modify or change in a manner which is adverse to the interests of the holders of the Notes, or consent or agree to any material amendment, modification or change to, or any amendment, modification or change which is adverse to the interests of the holders of the Notes to, any of the terms of (i) the partnership agreement governing the Master Partnership, as amended prior to the Date of Closing or (ii) any of the partnership agreements or limited liability company operating agreements governing any of the Operating Companies, each as amended prior to the Date of Closing;

                  (r) the Guarantor, the Master Partnership or any Significant Operating Company defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or the Guarantor, the Master Partnership or any Significant Operating Company fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such failure or other event is to cause, or to permit the holder or holders of such obligation (or a trustee on behalf of such holder or holders) to cause, such obligation to become due (or to be repurchased by the Guarantor, the Master Partnership or any Significant Operating Company) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such a payment default shall occur and be continuing or such a failure or other event causing or permitting acceleration (or resale to the Guarantor, the Master Partnership or any Significant Operating Company) shall occur and be continuing exceeds $5,000,000;

                  (s) any of the GP Entities defaults (whether as primary obligor or as guarantor or other surety) in any payment of principal of or interest on any other obligation for money borrowed (or any Capitalized Lease Obligation, any obligation under a conditional sale or other title retention agreement, any obligation issued or assumed as full or partial payment for property whether or not secured by a purchase money mortgage or any obligation under notes payable or drafts accepted representing extensions of credit) beyond any period of grace provided with respect thereto, or any of the GP Entities fails to perform or observe any other agreement, term or condition contained in any agreement under which any such obligation is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such default, failure or other event is to cause such obligation to become due (or to be repurchased by such GP Entity) prior to any stated maturity, provided that the aggregate amount of all obligations as to which such default, failure or other event causing acceleration (or resale to any of the GP Entities) shall occur and be continuing exceeds $5,000,000; or

                  (t) any order, judgment or decree is entered in any proceedings against the Guarantor, the Master Partnership or any Significant Operating Company decreeing a split-up of such Person which requires the divestiture of assets representing 10% or more of the Tangible Net Worth (as of the end of the fiscal quarter immediately preceding such determination), or the divestiture of the stock of a Subsidiary whose assets represent 10% or more of the Tangible Net Worth (as of the end of the fiscal quarter immediately preceding such determination) of the consolidated assets, of such Person (determined in accordance with GAAP) and such order, judgment or decree remains unstayed and in effect for more than 60 days.

         6.2 REMEDIES. Upon the occurrence of an Event of Default under this Guaranty, the Required Holder(s) may, at its or their option, exercise any and all remedies available to it or them, whether under the Note Agreement, any of the other Note Documents or otherwise at law or in equity.

7.       MISCELLANEOUS

         7.1 TRANSACTION EXPENSES. The Guarantor agrees to pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by each Note Holder and the Collateral Trustee in connection with this Guaranty, the Note Agreement, the other Note Documents or any transaction contemplated by any of the foregoing, and in connection with any amendments, waivers or consents under or in respect of this Guaranty, the Note Agreement or the other Note Documents (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (i) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with, this Guaranty, the Note Agreement or the other Note Documents or any transaction contemplated by any of the foregoing, or by reason of being a Note Holder, and (ii) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of the Guarantor or any other Person party to any of the Note Documents or in connection with any workout or restructuring of the transactions contemplated by this Guaranty, the Note Agreement and the other Note Documents. The Guarantor will pay, and will save each Note Holder harmless from, all claims in respect of any fees, costs or expenses if any, of brokers and finders (other than those retained by a Note Holder). The obligations of the Guarantor under this Section 7.1 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Guaranty, the Note Agreement, the Notes or the other Note Documents, and the termination of this Guaranty.

         7.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ENTIRE AGREEMENT. All representations and warranties contained herein or made in writing by or on behalf of the Guarantor in connection herewith shall survive the execution and delivery of this Guaranty, the purchase or transfer by the Purchasers of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent Note Holder, regardless of any investigation made at any time by or on behalf of the Purchasers or any other Note Holder. All statements contained in any certificate or other instrument delivered by or on behalf of the Guarantor pursuant to or in connection with this Guaranty shall be deemed representations and warranties of the Guarantor under this Guaranty. Subject to the preceding sentence, this Guaranty embodies the entire agreement and understanding between the Purchasers and the Guarantor and supersedes all prior agreements and understandings relating to the subject matter hereof.

         7.3 AMENDMENT AND WAIVER. This Guaranty may be amended, and the observance of any term hereof may be waived (either retroactively or prospectively), with (and only with) the written consent of the Guarantor and the Required Holder(s), except that (a) no amendment or waiver of any of the provisions of Section 2 hereof or any defined term (as it is used therein) and
(b) no release of the Guarantor from this Guaranty will be effective unless consented to by each Note Holder in writing.

         7.4 BINDING EFFECT, ETC. Any amendment or waiver consented to as provided in Section 7.3 hereof applies equally to all Note Holders and is binding upon them and upon each future holder of any Note and the Guarantor without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Guarantor and any Note Holder nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Guaranty" and references thereto shall mean this Guaranty as it may from time to time be amended or supplemented.

         7.5 NOTICES. All notices or other communications provided for hereunder shall be in writing and sent by first class mail, nationwide overnight delivery service (with charges prepaid) or by facsimile transmission and (a) if to any Purchaser, addressed to such Purchaser at the address specified for such communications in the Purchaser Schedule attached to the Note Agreement, or at such other address as such Purchaser shall have specified to the Guarantor in writing, (b) if to any other Note Holder, addressed to such other Note Holder at such address as such other holder shall have specified to the Guarantor in writing or, if any such other Note Holder shall not have so specified an address to the Guarantor, then addressed to such other Note Holder in care of the last holder of such Note which shall have so specified an address to the Guarantor, and (c) if to the Guarantor, addressed to it at 5 Radnor Corporate Center, Suite 500, 100 Matsonford Road, Radnor, Pennsylvania 19087, Telecopy No. (610) 254-4626, Attention: Senior Vice President Finance, or at such other address as the Guarantor shall have specified to each Note Holder in writing. Notices by first class mail shall be effective on the third Business Day following the mailing thereof, notices by nationwide overnight delivery service shall be effective on the Business Day following delivery thereof by the sender to such service and notices by facsimile transmission shall be effective when sent and receipt has been confirmed.

         7.6 SEVERABILITY. Any provision of this Guaranty that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         7.7 CONSTRUCTION. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

         7.8 COUNTERPARTS. This Guaranty may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.

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

         7.9 WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION; LIMITATION OF REMEDIES.

                  (a) THE GUARANTOR AND EACH NOTE HOLDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION OF ANY CLAIM WHICH IS BASED HEREON, OR ARISES OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTY, ANY OF THE OTHER NOTE DOCUMENTS OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE GUARANTOR, ANY NOTE HOLDER OR THE COLLATERAL TRUSTEE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PURCHASERS TO ENTER INTO THE NOTE AGREEMENT.

                  (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY, ANY OF THE OTHER NOTE DOCUMENTS OR ANY TRANSACTIONS RELATING HERETO OR THERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE GUARANTOR, ANY NOTE HOLDER OR THE COLLATERAL TRUSTEE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND THE UNDERSIGNED HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

                  (c) In the case of the courts of the State of New York or of the United States sitting in the City of New York, State of New York, the Guarantor hereby irrevocably designates, appoints and empowers CT Corporation System, Inc. (the "PROCESS AGENT") (which has consented thereto) with offices on the date hereof at 111 Eighth Avenue, New York, New York 10011, as agent to receive for and on behalf of the Guarantor service of process in the State of New York. The Guarantor further agrees that such service of process may be made on the Process Agent by personal service of a copy of the summons and complaint or other legal process in any such legal suit, action or proceeding on the Process Agent, or by any other method of service provided for under the applicable laws in effect in the County of New York, State of New York, and the Process Agent hereby is authorized and directed to accept such service for and on behalf of the Guarantor and to admit service with respect thereto.

                  (d) Upon service of process being made on the Process Agent as aforesaid, a copy of the summons and complaint or other legal process served shall be mailed by the Process Agent to the Guarantor by registered mail, return receipt requested, at its address referred to in Section 7.5 hereof, or to such other address as the Guarantor may notify the Process Agent in writing. Service upon the Process Agent as aforesaid shall be deemed to be personal service on the Guarantor and shall be legal and binding upon the Guarantor for all purposes, notwithstanding any failure of the Process Agent to mail copies of such legal process thereto, or any failure on the part of the Guarantor to receive same.

                  (e) The Guarantor agrees that it will at all times continuously maintain an agent to receive service of process in the County of New York on its behalf. In the event that for any reason the Process Agent or any successor thereto shall no longer serve as agent for the Guarantor to receive service of process in the County of New York on its behalf or the Guarantor shall have changed its address without notification thereof to the Process Agent, the Guarantor immediately after having knowledge thereof, will irrevocably designate and appoint a substitute agent in the City of New York, New York and advise the Note Holders thereof, or shall notify the Process Agent of its then current correct address.

                  (f) Nothing contained in this section shall preclude the Note Holders from bringing any legal suit, action or proceeding against the Guarantor in the courts of any jurisdiction where the Guarantor or any of its property or assets may be found or located. To the extent permitted by the applicable laws of any such jurisdiction, the Guarantor hereby irrevocably submits to the jurisdiction of any such court and expressly waives, in respect of any such suit, action or proceeding, the jurisdiction of any court or courts which now or hereafter, by reason of its present or future domiciles, or otherwise, may be available to it.

                  (g) The Guarantor agrees, regardless of cause, not to assert any claim whatsoever against the Note Holders for loss of anticipatory profits or consequential damages.

         7.10 GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

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         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered by its duly authorized officer as of the date first above written to become effective as of such date.

                                        BUCKEYE PIPE LINE SERVICES COMPANY

                                        By: /s/ Steven C. Ramsey
                                            _________________________________
                                           Name: Steven C. Ramsey
                                           Title: Senior Vice President, Finance

                                       31